ICF INTERNATIONAL, INC.
LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

    Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Sudhakar Kesavan, John Wasson, James C. Morgan, James E. Daniel, Mollie D. Roy, James J. Maiwurm and Abby E. Brown, acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of, and in the name, place and stead of, the undersigned to:

    (1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of ICF International, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges or automated trading systems, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

    (2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each such attorney-in-fact, and approves and ratifies any such release of information; and

    (3)	perform any and all other acts which, in the discretion of such attorney-in-fact, are necessary or desirable for, and on behalf of, the undersigned in connection with the foregoing.

    The undersigned acknowledges that:

    (1)	this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

    (2)	any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

    (3)	neither the Company, nor any such attorney-in-fact, assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

    (4)	this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under
Section 16 of the Exchange Act.

    The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

    This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make such filings with respect to the undersigned's holdings of, and transactions in, securities of the Company, or until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact. All prior power and authority previously granted by the undersigned to the Company, its representatives or anyone else to act on the undersigned's behalf as attorney-in-fact, in order to deliver and file Forms 3, 4, and 5 with respect to the securities of the Company are hereby revoked and replaced by this Limited Power of Attorney.

    IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 22nd day of February, 2014.

/s/ Isabel A. Reiff
Signature
Isabel A. Reiff
Print Name